INVESTOR RIGHTS AGREEMENT

This Investor Rights Agreement (the “Agreement”) is made as of the day of the date set forth on the signature page, by and between THE JON ASHTON CORPORATION, a Texas corporation (the “Company”), each of the investors listed on Schedule A hereto, each of which is referred to in this Agreement as an “Investor”; each of the Founders listed on Schedule B, each of which is referred to in this Agreement as a “Founder”, hereto and any additional investors that becomes a party to this Agreement by executing and delivering to the Company a counterpart signature page hereto (which such person shall thereupon be deemed an “Investor” for all purposes of this Agreement).

RECITALS

WHEREAS, certain of the Investors (the “Existing Investors”) hold shares of the Company’s Series A Preferred Stock and/or shares of Common Stock issued upon conversion thereof and possess registration rights, information rights, rights of first offer, and other rights pursuant to an Investor Rights Agreement dated as of October 19, 2005 between the Company and such Investors (the “Prior Agreement”); and

WHEREAS, the Existing Investors are holders of Registrable Securities of the Company (as defined in the Prior Agreement), and desire to terminate the Prior Agreement and to accept the rights created pursuant to this Agreement in lieu of the rights granted to them under the Prior Agreement; and

WHEREAS, certain Investors are parties to that certain Securities Purchase Agreement of even date herewith between the Company and certain of the Investors (the “Purchase Agreement”) relating to the offer and sale of $300,000 of equity securities in a private offering (the “Private Placement”) under which certain of the Company’s and such Investors’ obligations are conditioned upon the execution and delivery of this Agreement by such Investors, Existing Investors and the Company.

NOW, THEREFORE, the Existing Investors hereby agree that the Prior Agreement shall be superseded and replaced in its entirety by this Agreement, and the parties to this Agreement further agree as follows:

1. Definitions. For purposes of this Agreement:

  1.1. The term “Affiliate” means with respect to any individual, corporation, partnership, association, trust, or any other entity (in each case, a “Person”), any Person which, directly or indirectly, controls, is controlled by or is under common control with such Person, including, without limitation any general partner, officer or director of such Person.

  1.2.  The term “Capital Stock” means (i) shares of Common Stock (whether now outstanding or hereafter issued in any context), (ii) shares of Common Stock issued or issuable upon conversion of the Preferred Stock and (iii) shares of Common Stock issued or issuable upon exercise or conversion, as applicable, of stock options, warrants or other convertible securities of the Company, in each case now owned or subsequently acquired by any Founder, Investor, or their respective successors or permitted transferees or assigns.

  1.3. The term “Common Stock” means shares of the Company’s common stock, par value $0.001 per share.

  1.4. The term “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

  1.5.  The term “Founder Stock” means any Common Stock now owned or subsequently acquired by any Founder or his permitted transferees or assigns.

  1.6. The term “Registration Statement” means Form SB-2 under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC which the Company is eligible to file.

  1.7. The term “GAAP” means generally accepted accounting principles.

  1.8.  The term “Holder” means any Person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 2.12 hereof.

  1.9. The Term “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a person referred to herein.

  1.10. The term “Key Employee” means any executive-level employee (including division director and Vice President level positions) as well as any employee who either alone or in concert with others develops, invents, programs or designs any Company Intellectual Property (as defined in Section 2.8 of the Purchase Agreement).

     1.11. The term “Liquidation Event” means a liquidation, dissolution or winding up of the Company and shall be deemed to be occasioned by, or to include, (A) the acquisition of the Company by another entity my means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation but, excluding any merger effected exclusively for the purpose of changing the domicile of the Company); or (B) a sale of all or substantially all of the assets of the Company; unless the Company’s shareholders of record as constituted immediately prior such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Company’s acquisition or sale or otherwise) hold at least 50% of the voting power of the surviving or acquiring entity.

  1.12. The term “New Securities” means equity securities of the Company, whether now authorized or not, or rights, options, or warrants to purchase said equity securities, or securities of any type whatsoever that are, or may become, convertible into or exchangeable into or exercisable for said equity securities (collectively “New Securities”).

  1.13. The term “Preferred Stock” means, collectively, shares of the Company’s Series A Preferred Stock and Series B Preferred Stock.

  1.14. The term “Proposed Founder Transfer” means any proposed assignment, sale, offer to sell, pledge, mortgage, hypothecation, encumbrance, disposition of or any other like transfer or encumbering of any Capital Stock (or any interest therein) proposed by any of the Founders; provided that Proposed Founder Transfer shall not include any merger, consolidation or like transfer effected pursuant to a vote of the holders of Capital Stock of the Company.

  1.15. The term “Proposed Transfer Notice” means written notice from a Founder setting forth the terms and conditions of a Proposed Founder Transfer.

  1.16. The term “Prospective Transferee” means any person to whom a Founder proposes to make a Proposed Founder Transfer.

  1.17. The term “Right of Co-Sale” means the right, but not an obligation, of an Investor to participate in a Proposed Founder Transfer on the terms and conditions specified in the Proposed Transfer Notice.

  1.18. The term “Transfer Stock” means shares of Capital Stock subject to a Proposed Founder Transfer.

  1.19. The term “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

  1.20. The term “Registrable Securities” means (i) the Common Stock issued as part of the Units, (ii) the Common Stock issuable or issued upon conversion of the Series A Preferred Stock and Series B Preferred Stock, (iii) any Common Stock issued or issuable upon conversion of any capital stock of the Company acquired by the Investors after the date hereof, and (iv) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in clause (i), (ii) and (iii) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under Section 2 hereof are not assigned or any shares for which registration rights have terminated pursuant to Section 2 of this agreement.

  1.21. The term “Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.

  1.22. The term “SEC” means the Securities and Exchange Commission.

  1.23. The term “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

  1.24. The term “SEC Rule 144(k)” means Rule 144(k) promulgated by the SEC under the Securities Act.

  1.25.  The term “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

  1.26. The term “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

  1.27. The term “Series A Preferred Stock” means shares of the Company’s Series A Preferred Stock, par value $0.001 per share.

  1.28. The term “Series B Preferred Stock” means shares of the Company’s Series B Preferred Stock, par value $0.001 per share.

  1.29. The term “Units” means units offered in the Private Placement, each Unit consisting of 1,000 shares of Common Stock and 9,000 shares of Series B Preferred Stock.

  1.30. The term “Violation” means losses, claims, damages, or liabilities (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by any other party hereto, of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law.

2. Registration Rights. The Company and the Investors covenant and agree as follows:

  2.1.  Mandatory Registration. The Company shall prepare, and, as soon as practicable but in no event later than 90 days after the final closing date of the Private Placement (the “Filing Deadline”), file with the SEC the Registration Statement on Form SB-2 or other appropriate form of registration statement to be determined by the Company, covering the resale of all of the Registrable Securities. The Registration Statement prepared pursuant hereto shall register for resale all of the Registrable Securities. The Company shall use its commercially reasonable efforts to have the Registration Statement declared effective by the SEC within 180 days after the final closing date of the Private Placement (the “Effectiveness Deadline”).

   2.2. Company Obligations. At such time as the Company is obligated to file a Registration Statement with the SEC pursuant to Section 2.1 hereto, the Company will use its commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

   (a) The Company shall promptly prepare and file with the SEC a Registration Statement with respect to the Registrable Securities (but in no event later than the Filing Deadline) and use its commercially reasonable efforts to cause such Registration Statement relating to the Registrable Securities to become effective by the Effectiveness Deadline. The Company shall keep each Registration Statement effective pursuant to Rule 415 at all times to permit the sale of the Registrable Securities until the earlier of (i) the date that all of the Registrable Securities have been sold pursuant to the Registration Statement, or (ii) the date the holders of the Registrable Securities may sell their Registrable Securities covered by such Registration Statement pursuant to Rule 144 (or successor thereto) promulgated under the Securities Act, or (iii) the date the holders of the Registrable Securities receive an opinion of counsel that such shares may be sold under the provisions of Rule 144(k) (in each case, the “Registration Period”), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

(b) The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement. In the case of amendments and supplements to the Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 2.2(b)) by reason of the Company filing a report on Form 10-KSB, Form 10-QSB or Form 8-K or any analogous report under the Exchange Act, the Company shall have incorporated such report by reference into the Registration Statement, if applicable, or shall file such amendments or supplements with the SEC on the same day on which the Exchange Act report is filed which created the requirement for the Company to amend or supplement the Registration Statement.

(c) The Company shall (i) permit the Existing Investors, and counsel for the Existing Investors, to review and comment upon (A) the Registration Statement at least three (3) business days prior to its filing with the SEC and (B) all other Registration Statements and all amendments and supplements to all Registration Statements within a reasonable number of days prior to their filing with the SEC, and (ii) not file any Registration Statement or amendment or supplement thereto in a form to which the Existing Investors reasonably objects. The Company shall not submit a request for acceleration of the effectiveness of a Registration Statement or any amendment or supplement thereto without the prior approval of the Existing Investors, which consent shall not be unreasonably withheld. The Company shall furnish to the Existing Investors, without charge, (x) copies of any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to any Registration Statement, (y) promptly after the same is prepared and filed with the SEC, one copy of any Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested by an Existing Investor, and all exhibits and (z) upon the effectiveness of any Registration Statement, one copy of the prospectus included in such Registration Statement and all amendments and supplements thereto.

(d) The Company shall furnish to the Investors whose Registrable Securities are included in any Registration Statement, without charge, (i) promptly after the same is prepared and filed with the SEC, at least one copy of such Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested by an Investor, all exhibits and each preliminary prospectus, (ii) upon the effectiveness of any Registration Statement, one (1) copy of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as such Investor may reasonably request) and (iii) such other documents, including copies of any preliminary or final prospectus, as such Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Investor.

(e) The Company shall use its commercially reasonable efforts to (i) register and qualify, unless an exemption from registration and qualification applies, the resale by Investors of the Registrable Securities covered by a Registration Statement under such other securities or “blue sky” laws of all applicable jurisdictions in the United States, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be reasonably necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 2.2(e), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify each Investor who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

(f) The Company shall notify each Investor in writing, including via facsimile or e-mail followed by overnight courier, of the happening of any event, as promptly as practicable after becoming aware of such event, as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and, subject to Section 2.2(o) hereof, promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver a copy of such supplement or amendment to each Investor (or such other number of copies as such Investor may reasonably request). The Company shall also promptly notify each Investor in writing, including via facsimile or e-mail followed by overnight courier, (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to each Investor by facsimile or e-mail on the same day of such effectiveness and by overnight mail), (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

(g) The Company shall use its commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify each Investor who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

(h) Upon at least five (5) business days prior written notice, the Company shall make available for inspection by (i) the Existing Investors, (ii) legal counsel to the Existing Investors and/or (iii) one firm of accountants or other agents retained by the Existing Investors (collectively, the “Inspectors”), all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably deemed necessary by each Inspector in order to enable it to exercise its due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information which any Inspector may reasonably request for the purpose of such due diligence; provided, however, that in making such request, the Inspectors shall act together and in so acting shall not be entitled to make such request more than two (2) times in any fiscal year of the Company, and that any such inspection shall be at the sole cost and expense of the Existing Investors; provided, further, however, that each Inspector shall agree to hold in strict confidence and shall not make any disclosure (except to an Investor) or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the Securities Act, (b) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement of which the Inspector has knowledge. Each Existing Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein (or in any other confidentiality agreement between the Company and any Investor) shall be deemed to limit the Investors’ ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

(i) The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Investor and allow such Investor, at the Investor’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

(j) The Company shall cooperate with the Investors who hold Registrable Securities being offered and, to the extent applicable, facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Investors may reasonably request and registered in such names as the Investors may request.

(k) If requested by the a majority-in-interest of the Investors, the Company shall (i) as soon as practicable incorporate in a prospectus supplement or post-effective amendment such information as an Investor reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; and (ii) as soon as practicable make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment.

(l) The Company shall use its commercially reasonable efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

(m) The Company shall otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

(n) Within two (2) business days after a Registration Statement which covers Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) confirmation that such Registration Statement has been declared effective by the SEC.

(o) Notwithstanding anything to the contrary herein, at any time after the Registration Statement has been declared effective by the SEC, the Company may delay the disclosure of material non-public information concerning the Company, the disclosure of which at the time is not, in the good faith opinion of the Board of Directors of the Company and its counsel, in the best interest of the Company and, in the opinion of counsel to the Company, otherwise required (a “Grace Period”); provided, that the Company shall promptly (i) notify the Investors in writing of the existence of material non-public information giving rise to a Grace Period (provided that in each notice the Company will not disclose the content of such material non-public information to the Investors) and the date on which the Grace Period will begin, and (ii) notify the Investors in writing of the date on which the Grace Period ends; and, provided further, that no Grace Period shall exceed 30 consecutive days and during any 365 day period such Grace Periods shall not exceed an aggregate of 60 days and the first day of any Grace Period must be at least 2 trading days after the last day of any prior Grace Period (an “Allowable Grace Period”). For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the holders receive the notice referred to in clause (i) and shall end on and include the later of the date the holders receive the notice referred to in clause (ii) and the date referred to in such notice. The provisions of Section 2.2(g) hereof shall not be applicable during the period of any Allowable Grace Period. Upon expiration of the Grace Period, the Company shall again be bound by the first sentence of Section 2.2(f) with respect to the information giving rise thereto unless such material non-public information is no longer applicable. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of an Investor in connection with any sale of Registrable Securities with respect to which an Investor has entered into a contract for sale, and delivered a copy of the prospectus included as part of the applicable Registration Statement, prior to the Investor’s receipt of the notice of a Grace Period and for which the Investor has not yet settled.

(p) The Company shall not include any securities in the Registration Statement other than the Registrable Securities without the prior written consent of a majority in interest of the Investors.

  2.3. Obligation of the Investors.

(a) At least two (2) business days prior to the anticipated filing date of a Registration Statement, the Company shall notify each Investor in writing of the information the Company requires from each such Investor if such Investor elects to have any of such Investor’s Registrable Securities included in such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect and maintain the effectiveness of the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

(b) Each Investor, by such Investor’s acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor’s election to exclude all of such Investor’s Registrable Securities from such Registration Statement.

(c) Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.2(g) or the first sentence of Section 2.2(f), such Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until such Investor’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.2(g) or the first sentence of Section 2.2(f) or receipt of notice that no supplement or amendment is required. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of an Investor in accordance with the terms of the Purchase Agreement in connection with any sale of Registrable Securities with respect to which an Investor has entered into a contract for sale prior to the Investor’s receipt of a notice from the Company of the happening of any event of the kind described in Section 2.2(g) or the first sentence of Section 2.2(f) and for which the Investor has not yet settled.

  2.4. Expenses of Registration. All reasonable expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Section 2, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company shall be paid by Michael Long, an Existing Investor.

  2.5. Indemnification. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

(a) To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Investor, the directors, officers, partners, employees, agents, representatives of, and each Person, if any, who controls any Investor within the meaning of the Securities Act or the Exchange Act (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys’ fees, amounts paid in settlement or expenses, joint or several, (collectively, “Claims”) incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement or (iv) any material violation of this Agreement (the matters in the foregoing clauses (i) through (iv) being, collectively, “Violations”). Subject to Section 2.5(c), the Company shall reimburse the Indemnified Persons, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 2.5(a): (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 2.2(d); (ii) with respect to any preliminary prospectus, shall not inure to the benefit of any such person from whom the person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the prospectus, as then amended or supplemented, if such prospectus was timely made available by the Company pursuant to Section 2.2(d), and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a Violation and such Indemnified Person, notwithstanding such advice, used it or failed to deliver the correct prospectus as required by the Securities Act and such correct prospectus was timely made available pursuant to Section 2.2(d); (iii) shall not be available to the extent such Claim is based on a failure of the Investor to deliver or to cause to be delivered the prospectus made available by the Company, including a corrected prospectus, if such prospectus or corrected prospectus was timely made available by the Company pursuant to Section 2.2(d); and (iv) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 2.8.

(b) In connection with any Registration Statement in which an Investor is participating, each such Investor agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 2.5(a), the Company, each of its directors, each of its officers who signs the Registration Statement each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (each, an “Indemnified Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement; and, subject to Section 2.5(c), such Investor will reimburse any legal or other expenses reasonably incurred by an Indemnified Party in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 2.5(b) and the agreement with respect to contribution contained in Section 2.6 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld or delayed; provided, further, however, that the Investor shall be liable under this Section 2.5(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 2.8. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 2.5(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

(c) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 2.5 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 2.5, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Indemnified Person or Indemnified Party to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. In the case of an Indemnified Person, legal counsel referred to in the immediately preceding sentence shall be selected by the Investors holding at least a majority in interest of the Registrable Securities included in the Registration Statement to which the Claim relates. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or Claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such Claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 2.5, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

(d) The indemnification required by this Section 2.5 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

(e) The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

  2.6. Contribution. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 2.5 to the fullest extent permitted by law; provided, however, that: (i) no person involved in the sale of Registrable Securities which person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to contribution from any person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities pursuant to such Registration Statement.

  2.7 Reports Under the Exchange Act. With a view to making available to the Investors the benefits of SEC Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in SEC Rule 144;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of SEC Rule 144; and

(c) furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company, if true, that it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to SEC Rule 144 without registration, including opinions of counsel to the company.

  2.8 Assignment of Registration Rights. The rights under Section 2 of this Agreement shall be automatically assignable by the Investors to any transferee of Registrable Securities if: (i) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned; (iii) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein; and (v) such transfer shall have been made in accordance with the applicable requirements of the Purchase Agreement.

  2.9. Amendment of Registration Rights. Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investors who then hold at least a majority of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 2.9 shall be binding upon each Investor and the Company. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Registrable Securities. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

3. Lock-Up.

  3.1. Prohibition of Transfers During Restricted Period. Except as set forth in Section 3.3, no Founder shall, at any time beginning on the effective date and ending on the first anniversary of the effective date of the Registration Statement (the “Restricted Period”), directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of the Corporation’s common stock; or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any shares of the Corporation’s common stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares, in cash or otherwise (any such transaction, whether or not for consideration, being referred to herein as a “Transfer” and each Person to whom a Transfer is made, regardless of the method of Transfer, is referred as a “Transferee”).

  3.2. Obligations of Transferees. Except for Transfers described in the last sentence of this Section, no Transfer by a Founder (including a permitted Transfer pursuant to Section 3.3), shall be effective unless the Transferee shall have executed and delivered to the Company an appropriate document in form and substance reasonably satisfactory to the Company confirming that the Transferee takes such shares subject to all the terms and conditions of this Agreement to the same extent as its transferor was bound by such provisions (including without limitation that the Transferred Shares bear legends substantially in the forms required by Section 3.4 of this Agreement). Transfers by such Transferees shall be subject to the terms of this Agreement. The requirements set forth in this Section shall not apply to Transfers permitted by Section 3.3(c).

  3.3. Permitted Transfers. The restrictions on Transfers set forth in Section 3.1 of this Agreement shall not apply to a Transfer (a) to any trust, partnership, corporation or limited liability company of which the transferring Founder is the principal owner or beneficiary; (b) to a legal representative of such Founder in the event such Founder becomes mentally incompetent or to such Founder’s personal representative following the death of such Founder in which event such Transferred Shares shall be deemed to be beneficially owned by such Founder following such Transfer; or (c) in connection with any merger, consolidation or other business combination of the Company.

  3.4 Legends. Each of the Founders hereby agrees that each outstanding certificate representing shares of Company Common Stock held by such Founder shall bear legends substantially as follows:

(a) THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE SUCH A REGISTRATION IS IN EFFECT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS.

(b) The legend set forth in Section 6.5(a).

  3.5 Termination of Restrictive Legends. The restrictions referred to in Section 3.4(a) shall cease and terminate as to any particular shares (x) when, in the opinion of counsel for the Company, such restriction is no longer required in order to assure compliance with the Securities Act or (y) when such shares shall have been transferred in a Rule 144 Transfer or effectively registered under the Securities Act. The restrictions referred to in Section 3.4(b) shall cease and terminate at the end of the Restricted Period. Whenever such restrictions shall cease and terminate as to any shares, and subject to Section 6.5(b), the Founder holding such shares shall be entitled to receive from the Company, in exchange for such legended certificates, without expense (other than applicable transfer taxes, if any, if such unlegended shares are being delivered and transferred to any Person other than the registered holder thereof), new certificates for a like number of shares not bearing the relevant legend(s) set forth in Section 3.4. The Company may request from any Founder a certificate or an opinion of such Founder’s counsel with respect to any relevant matters in connection with the removal of the legend(s) set forth in Section 3.4(a) from such Founder’s stock certificates, any such certificate or opinion of counsel to be reasonably satisfactory to the Company.

  3.6. Copy of Agreement. A copy of this Agreement shall be filed with the corporate secretary of the Company and shall be kept with the records of the Company and shall be made available for inspection by any stockholder of the Company.

  3.7. Recordation. The Company shall not record upon its books any Transfer to any Person except Transfers in accordance with this Agreement.

4. Information Rights.

  4.1.  Delivery of Financial Statements. The Company shall deliver to each Investor, provided, that the Board of Directors has not reasonably determined that such Investor is a competitor of the Company:

    (a)  as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, a balance sheet and income statement as of the last day of such year; a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with GAAP, (except that the financial report may not contain all notes thereto which may be required in accordance with GAAP); such annual financial statements may, but are not required to be, audited; and

   (b)  as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited income statement, schedule as to the sources and application of funds for such fiscal quarter, an unaudited balance sheet and a statement of stockholder’s equity as of the end of such fiscal quarter.

  4.2. Termination of Information Covenants. The covenants set forth in Section 4.1 shall terminate as to the Investor and be of no further force or effect on the earlier of (i) the effective date of the Registration Statement, (ii) when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the Exchange Act, or (iii) the occurrence of a Liquidation Event.

4.3.  Confidentiality. Each Investor agrees that such Investor will keep confidential and will not disclose, divulge or use for any purpose, other than to monitor its investment in the Company, any confidential information obtained from the Company pursuant to the terms of this Agreement, unless such confidential information (i) is known or becomes known to the public in general (other than as a result of a breach of this Section 4.3 by such Investor), (ii) is or has been independently developed or conceived by the Investor without use of the Company’s confidential information or (iii) is or has been made known or disclosed to the Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information (a) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company, (b) to any prospective investor of any Registrable Securities from such Investor as long as such prospective investor agrees to be bound by the provisions of this Section 4.3, (c) to any Affiliate, partner, member, stockholder or wholly owned subsidiary of such Investor in the ordinary course of business, or (d) as may otherwise be required by law, provided that the Investor takes reasonable steps to minimize the extent of any such required disclosure.

5.  Right of First Offer.

  5.1. Right of First Offer. Subject to the terms and conditions specified in this Section 5.1, and applicable securities laws, in the event the Company proposes to offer or sell any New Securities, the Company shall first make an offering of such New Securities to each Investor in accordance with the following provisions of this Section 5.1. An Investor shall be entitled to apportion the right of first offer hereby granted it among itself and its partners, members and Affiliates in such proportions as it deems appropriate.

   (a)  The Company shall deliver a notice, in accordance with the provisions of Section 8.5 hereof, (the “Offer Notice”) to each of the Investors stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

   (b)  By written notification received by the Company, within twenty (20) calendar days after mailing of the Offer Notice, each of the Investors may elect to purchase or obtain, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of the Preferred Stock (and any other securities convertible into, or otherwise exercisable or exchangeable for, shares of Common Stock) then held, by such Investor bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion and exercise of all convertible or exercisable securities). The Company shall promptly, in writing, inform each Investor that elects to purchase all the shares available to it (each, a “Fully-Exercising Investor”) of any other Investor’s failure to do likewise. During the ten (10) day period commencing after receipt of such information, each Fully-Exercising Investor shall be entitled to obtain that portion of the New Securities for which Investors were entitled to subscribe but which were not subscribed for by the Investors which is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of Preferred Stock then held, by such Fully-Exercising Investor bears to the total number of shares of Common Stock issued and held, or issuable upon conversion of the Preferred Stock then held, by all Fully-Exercising Investors who wish to purchase such unsubscribed shares.

   (c)  If all New Securities referred to in the Offer Notice are not elected to be purchased or obtained as provided in Section 5.1(b) hereof, the Company may, during the ninety (90) day period following the expiration of the period provided in Section 5.1(b) hereof, offer the remaining unsubscribed portion of such New Securities (collectively, the “Refused Securities”) to any person or persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Investors in accordance with this Section 5.1.

   (d)  The right of first offer in this Section 5.1 shall not be applicable to: (i) up to 1,000,000 shares of Common Stock issued or deemed issued to employees or directors of, or consultants to, the Company or any of its subsidiaries pursuant to a plan, agreement, or arrangement approved by the Board of Directors of the Company; (ii) shares of Common Stock issued in a registered public offering; (iii) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities outstanding on the date hereof; (iv) securities issued in connection with any stock split or stock dividend of the Company; (v) the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise; or (vi) the issuance of stock, warrants or other securities or rights to persons or entities with which the Company has business relationships provided such issuances are for other than primarily capital raising purposes.

   (e)  The right of first offer set forth in this Section 5.1 may not be assigned or transferred except that (i) such right is assignable by each Investor to any Affiliate of such Investor, and (ii) such right is assignable by any Investor to any other Investor. Notwithstanding the foregoing, the right of first offer set forth in this Section 5.1 shall terminate with respect to any Investor who fails to purchase, in any transaction subject to this Section 5.1, all of such Investor’s pro rata amount of the New Securities allocated (or if less than such Investor’s pro rata amount is offered by the Company, such lesser amount so offered) to such Investor pursuant to this Section 5.1.

  5.2. Termination. The provisions of this Section 5 shall terminate upon the earlier of: (a) the effective date of the Company’s Registration Statement, (b) when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the Exchange Act, or (c) a Liquidation Event.

6. Tag-Along Rights.

  6.1. Proposed Transfer Notice. Each Founder proposing to make a Proposed Founder Transfer must deliver a Proposed Transfer Notice to the Company and the Investors not later than twenty (20) days prior to the consummation of such Proposed Founder Transfer. Such Proposed Transfer Notice shall contain the material terms and conditions of the Proposed Founder Transfer and the identity of the Prospective Transferee.

  6.2. Right of Co-Sale.

   (a)  Each respective Investor may elect to exercise its Right of Co-Sale and participate on a pro-rata basis in the Proposed Founder Transfer on the same terms and conditions specified in the Proposed Transfer Notice. Each Investor who desires to exercise its Right of Co-Sale must give the selling Founder written notice to that effect within fifteen (15) days after the receipt of a Proposed Transfer Notice described above, and upon giving such notice such Investor shall be deemed to have effectively exercised the Right of Co-Sale.

   (b)  Each Investor who timely exercises his, her or its Right of Co-Sale by delivering the written notice provided for above in Section 6.2(a) may include in the Proposed Founder Transfer all or any part of his, her or its Capital Stock equal to the product obtained by multiplying (i) the aggregate number of shares of Founder Stock subject to the Proposed Founder Transfer by (ii) a fraction, the numerator of which is the number of shares of Capital Stock owned by such Investor immediately before consummation of the Proposed Founder Transfer and the denominator of which is the total number of shares of Capital Stock owned, in the aggregate, by all Investors immediately prior to the consummation of the Proposed Founder Transfer plus the number of shares of Capital Stock held by the selling Founder. To the extent one or more of the Investors exercise such right of participation in accordance with the terms and conditions set forth herein, the number of shares of Capital Stock that the selling Founder may sell in the Proposed Founder Transfer shall be correspondingly reduced.

   (c)  Each Investor shall effect its participation in the Proposed Founder Transfer by promptly delivering to the transferring Founder, no later than fifteen (15) days after such Investor’s exercise of the Right of Co-Sale, one or more stock certificates, properly endorsed for transfer to the Prospective Transferee, representing:

(i)  the number of shares of Common Stock that such Investor elects to include in the Proposed Founder Transfer; or

(ii)  the number of shares of Preferred Stock which is at such time convertible into the number of shares of Common Stock that such Investor elects to include in the Proposed Founder Transfer; provided, however, that if the Prospective Transferee objects to the delivery of Preferred Stock in lieu of Common Stock, such Investor shall first convert the Preferred Stock into Common Stock and deliver Common Stock as provided above. The Company agrees to make any such conversion concurrent with and contingent upon the actual transfer of such shares to the Prospective Transferee.

   (d)  The terms and conditions of any sale pursuant to this Section 6.2 will be memorialized in, and governed by, a written purchase and sale agreement with customary terms and provisions for such a transaction.

   (e)  Each stock certificate an Investor delivers to the selling Founder pursuant to Section 6.2 will be transferred to the Prospective Transferee against payment therefor in consummation of the sale of the Transfer Stock pursuant to the terms and conditions specified in the Proposed Transfer Notice and the purchase and sale agreement, and the selling Founder shall concurrently therewith remit to each Investor the portion of the sale proceeds to which such Investor is entitled by reason of its participation in such sale. If any Prospective Transferee or Transferees refuse(s) to purchase securities subject to the Right of Co-Sale from any Investor exercising its Right of Co-Sale hereunder, no Founder may sell any Founder Stock to such Prospective Transferee or Transferee unless and until, simultaneously with such sale, such Founder purchases all securities subject to the Right of Co-Sale from such Investor.

   (f)  If any Proposed Founder Transfer is not consummated within sixty (60) days after receipt of the Proposed Transfer Notice by the Company, the Founders proposing the Proposed Founder Transfer may not sell any Founder’s Stock unless they first comply in full with each provision of this Section 6. The exercise or election not to exercise any right by any Investor hereunder shall not adversely affect its right to participate in any other sales of Transfer Stock subject to this Section 6.2.

  6.3. Effect of Failure to Comply.

   (a) Any Proposed Founder Transfer not made in compliance with the requirements of this Agreement shall be null and void ab initio, shall not be recorded on the books of the Company or its transfer agent and shall not be recognized by the Company. Each party hereto acknowledges and agrees that any breach of this Agreement would result in substantial harm to the other parties hereto for which monetary damages alone could not adequately compensate. Therefore, the parties hereto unconditionally and irrevocably agree that any non-breaching party hereto shall be entitled to seek protective orders, injunctive relief and other remedies available at law or in equity (including, without limitation, seeking specific performance or the rescission of purchases, sales and other transfers of Capital Stock not made in strict compliance with this Agreement).

   (b) If any Founder purports to sell any Capital Stock in contravention of the Right of Co-Sale (a “Prohibited Transfer”), each Investor, in addition to such remedies as may be available by law, in equity or hereunder, is entitled to require such Founder to purchase shares of Capital Stock from such Investor, as provided below, and such Founder will be bound by the terms of such option. If a Founder makes a Prohibited Transfer, each Investor who timely exercises his, her or its Right of Co-Sale under Section 6.2 may require such Founder to purchase from such Investor the type and number of shares of Capital Stock that such Investor would have been entitled to sell to the Prospective Transferee under Section 6.2 had the Prohibited Transfer been effected pursuant to and in compliance with the terms of Section 6.2. The sale will be made on the same terms and subject to the same conditions as would have applied had the Founder not made the Prohibited Transfer, except that the sale (including, without limitation, the delivery of the purchase price) must be made within ninety (90) days after the Investor learns of the Prohibited Transfer, as opposed to the timeframe proscribed in Section 6.2. Such Key Holder shall also reimburse each Investor for any and all fees and expenses, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Investor’s rights under Section 6.2.

6.4.  Exempt Transfers.

(a) Notwithstanding the foregoing or anything to the contrary herein, the provisions of Sections 6 shall not apply: (i) in the case of a Founder that is an entity, upon a transfer by such Founder to its stockholders, members, partners or other equity holders, (ii) to a repurchase of Capital Stock from a Founder by the Company at a price no greater than that originally paid by such Founder for such Capital Stock and pursuant to an agreement containing vesting and/or repurchase provisions approved by a majority of the Board of Directors, (iii) to a pledge of Capital Stock that creates a mere security interest in the pledged Capital Stock, provided that the pledgee thereof agrees in writing in advance to be bound by and comply with all applicable provisions of this Agreement to the same extent as if it were the Founder making such pledge, or (iv) in the case of a Founder that is a natural person, upon a transfer of Capital Stock by such Founder, either during his or her lifetime or on death by will or intestacy to his or her siblings, lineal antecedents or descendents, children, grandchildren, spouse or any other relatives approved by the Board of Directors of the Company, or any custodian or trustee for the account of a Founder or a Founder’s siblings, lineal antecedents or descendents, children, grandchildren or spouse.

(b) Notwithstanding the foregoing or anything to the contrary herein, the provisions of Section 6 shall not apply to the sale of any Capital Stock to the public in an offering pursuant to an effective registration statement under the Securities Act.

  6.5.  Legend.

(a) Each certificate representing shares of Capital Stock held by the Founders or issued to any permitted transferee in connection with a transfer permitted by Section 6 hereof shall be endorsed with the following legend:

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO, AND IN CERTAIN CASES PROHIBITED BY, THE TERMS AND CONDITIONS OF A CERTAIN INVESTOR RIGHTS AGREEMENT BY AND AMONG THE STOCKHOLDER, THE CORPORATION AND CERTAIN OTHER HOLDERS OF STOCK OF THE CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.

   (b) Each Founder agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in Section 6.5 above to enforce the provisions of this Agreement, and the Company agrees to promptly do so. The legend shall be removed upon termination of this Agreement at the request of the holder.

  6.6.  Termination. This provisions of this Section 6 shall terminate upon the earlier of (i) the effective date of the Registration Statement, (ii) immediately prior to the Company’s first public offering and (iii) the occurrence of a Liquidation Event.

  6.7.  Ownership. Each Founder represents and warrants that he is the sole legal and beneficial owner of the shares of Founder Stock subject to this Agreement and that no other person has any interest in such shares (other than a community property interest as to which the holder thereof has acknowledged and agreed in writing to the restrictions and obligations hereunder).

7. Additional Covenants.

  7.1. Employee Agreements. The Company will cause (i) each officer, director and Key Employee (as defined in the Purchase Agreement) to enter into a non-disclosure and proprietary rights assignment agreement, and (ii) each of Mark Trimble and John Peper to enter into employment agreements with the Company, in form acceptable to each of the Company and the Existing Investors, which agreement will include, among other things, a requirement that each of those employees devote their time exclusively to the business of the Company and non-competition and non-solicitation agreements extending one year following the termination of employment.

  7.2.  Option Plan. For so long as any shares of Preferred Stock remain outstanding, (i) the Company shall not adopt any stock option or stock bonus plans (the “Plan”), other than those in existence on the date hereof, as described in the Purchase Agreement, and (ii) all options granted pursuant to the Plan will include vesting provisions such options vest over a period of not less than three years beginning no earlier than twelve months from grant.

8. Miscellaneous.

  8.1. Transfers, Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

  8.2. Governing Law. This Agreement shall be governed by and construed in accordance with the Business Corporation Act of the State of Texas as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of Texas, without regard to its principles of conflicts of laws.

  8.3. Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

  8.4. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

  8.5. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page or Schedule A or B (as applicable) hereto, or to such email address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 8.5.

  8.6. Costs of Enforcement. If any party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings, the non-prevailing party shall pay all costs and expenses incurred by the prevailing party, including, without limitation, all reasonable attorneys’ fees.

  8.7. Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company. Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereunder may not be waived with respect to any Investor without the written consent of such Investor, unless such amendment, termination or waiver applies to all Investors in the same fashion. The Company shall give prompt written notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination or waiver. Any amendment, termination or waiver effected in accordance with this Section 8.7 shall be binding on all parties hereto, even if they do not execute such consent. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

  8.8.  Severability.  The invalidity of unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

  8.9.  Aggregation of Stock.  All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

  8.10 Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company shall issue additional shares of the Company’s Preferred Stock after the date hereof, any purchaser of such shares of Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and thereafter shall be deemed an “Investor” for all purposes hereunder.

  8.11. Entire Agreement.  This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

  8.12. Transfers of Rights. Each Investor hereto hereby agrees that it will not, and may, not assign any of its rights and obligations hereunder, unless such rights and obligations are assigned by such Investor to (a) any person or entity to which Registrable Securities are transferred by such Investor, or (b) to any Affiliate of such Investor, and, in each case, such transferee shall be deemed an “Investor” for purposes of this Agreement; provided that such assignment of rights shall be contingent upon the transferee providing a written instrument to the Company notifying the Company of such transfer and assignment and agreeing in writing to be bound by the terms of this Agreement.

   8.13. Dispute Resolution. Any unresolved controversy or claim arising out of or relating to this Agreement, except as otherwise provided in this Agreement, shall be submitted to arbitration by one arbitrator mutually agreed upon by the parties, and if no agreement can be reached within 30 days after names of potential arbitrators have been proposed by the American Arbitration Association (the “AAA”), then by one arbitrator having reasonable experience in corporate finance transactions of the type provided for in this Agreement and who is chosen by the AAA. The arbitration shall take place in Houston, Texas, in accordance with the AAA rules then in effect, and judgment upon any award rendered in such arbitration will be binding and may be entered in any court having jurisdiction thereof. There shall be limited discovery prior to the arbitration hearing as follows: (a) exchange of witness lists and copies of documentary evidence and documents relating to or arising out of the issues to be arbitrated, (b) depositions of all party witnesses and (c) such other depositions as may be allowed by the arbitrators upon a showing of good cause. Depositions shall be conducted in accordance with the Texas Code of Civil Procedure, the arbitrator shall be required to provide in writing to the parties the basis for the award or order of such arbitrator, and a court reporter shall record all hearings, with such record constituting the official transcript of such proceedings. The prevailing party shall be entitled to reasonable attorney’s fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled. Each of the parties to this Agreement consents to personal jurisdiction for any equitable action sought in the U.S. District Court for the Southern District of Texas or any court of the State of Texas having subject matter jurisdiction.

   8.14. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

THE JON ASHTON CORPORATION

By:	/s/ Mark Trimble
Name:	Mark Trimble
Title:	President
Address:	5150 Franz Rd., Suite 100
Katy, Texas 77493

FOUNDERS:

By:	/s/ Mark Trimble
Name:	Mark Trimble

By:	/s/ John Peper
Name:	John Peper

By:	/s/ Steven Trimble
Name:	Steven Trimble

By:	/s/ David Hammeke
Name:	David Hammeke

INVESTOR:

By:
Printed Name: